EXHIBIT 10.33

AUTHENTIDATE HOLDING CORP.

2011 Omnibus Equity Incentive Plan

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION AGREEMENT

Name:

Date of Grant:

Option No.:

Number of Shares:

Exercise Price Per Share:

Expiration Date:

We are pleased to notify you that in accordance with the terms of the 2011 Omnibus Equity Incentive Plan (the “Plan”) of Authentidate Holding Corp. (the “Company”) a stock option to purchase                      shares of the Common Stock $.001 par value per share of the Company at a price of $                 per share has been granted to you as of the Date of Grant set forth above, under the Plan. This option may be exercised only upon the terms and conditions set forth below. The following is a summary of the Plan and is subject to all of the terms and conditions of the Plan.

1. Purpose of Option

The purpose of the Plan under which this stock option has been granted is to enable the Company to attract and retain the services of qualified independent person to serve on the Company’s Board of Directors by affording such person the opportunity to acquire a proprietary interest in the Company.

2. Acceptance of Option Agreement

Your acceptance of this stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 4 hereof.

3. When Option May Be Exercised

Except as otherwise provided herein, this option shall be exercisable at any time prior to the Expiration Date, as hereafter defined. This option may not be exercised for less than ten shares at any one time (or the remaining shares then purchasable if less than ten) and expires on the expiration date set forth above (the “Expiration Date”) whether or not it has been duly exercised, unless sooner terminated as provided elsewhere herein.

4. How Option May Be Exercised

This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the option. The notice must state the number of shares of Common Stock as to which your option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission) and must be accompanied by cash or certified check to the order of the Company for the full purchase price of the shares being purchased. Payment shall be in cash, or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

If notice of the exercise of this option is given by the person or persons other than you, the Company may require, as a condition to the exercise of this option, the submission to the Company of appropriate proof of the right of such person or person to exercise this option.

Certificate for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company’s common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to shares subject to this option.

5. Termination of Directorship

Nothing in this option agreement shall entitle you to continue to serve as a director. If your service as a member of the Board of Directors of the Company is terminated for any reason other than by death, disability or Cause, this option shall lapse and expire on the second anniversary of the date of termination of service as a director. Notwithstanding the foregoing, if you are removed from the Board for Cause, as defined in the Plan, the option awards held by you shall terminate immediately upon removal.

6. No Rights as Shareholder

Until the date that the conditions to exercise are, in the Company’s sole determination, satisfied, you (or such other person as may be entitled to exercise this option) shall have none of the rights of a shareholder with respect to Common Stock upon exercise of this option.

7. Disability

If your service as a member of the Board of Directors of the Company is terminated by reason of your permanent “Disability” you may exercise this option within one year from the date of such termination, provided, that such exercise occurs prior to the Expiration Date. For purposes of this Option Agreement, “Disability” shall mean becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Board of Directors in its discretion. The Board of Directors may require such proof of Disability as the Board of Directors in its sole and absolute discretion deems appropriate. The Board of Director’ determination as to whether the holder has incurred a Disability shall be final and binding on all parties concerned.

8. Death

If you die while serving as a member of the Board of Directors of the Company, or during the one year period after the date you incur a Disability (as contemplated in Section 7 of this Option Agreement), any option which was exercisable by you at the date of your death may be exercised by your legatee or legatees under your will, or by your personal representatives, heir or distributees, within one year from the date of your death, but in no event after the Expiration Date.

9. Non-Transferability of Option

This option shall not be transferable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you. Notwithstanding the foregoing, any proposed transfer shall be subject to the Internal Revenue Code, the rules and regulations promulgated thereunder and the federal securities laws and regulations.

10. Adjustments Upon Changes in Capitalization

If at any time after the date of grant of this option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change in accordance with the terms and conditions of the Plan.

11. Change in Control.

In the event of a Change in Control (as defined in the Plan), to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option (in accordance with the relevant provisions of the Plan) on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the optionee’s service as a director terminates without Cause (as defined in the Plan), the Option shall remain exercisable for a period of up to 24 months following the date of termination (but in no event after the Expiration Date). In the event of a Change in Control (as defined in the Plan), to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions, as determined in accordance with the Plan (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), this Option, if outstanding immediately prior to the Change in Control, shall be exercisable in full on the day immediately prior to the date of the Change in Control and terminate on the date of the Change in Control. The provisions of this Section shall be superseded by the specific provisions, if any, of a written service agreement between the optionee and the Company, or a severance plan of the Company covering the optionee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the optionee.

12. Subject to Terms of the Plan

This stock option agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Board of Directors shall be conclusive. In the event of a conflict between the provisions of the Plan and this Option Agreement, the Plan shall control.

13. Withholding

The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company as a condition precedent for the fulfillment of any Option Exercise, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the exercise of Options. Whenever Shares are to be issued or cash paid to a Optionee upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, as a condition of exercise of the Option, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise.

14. Tax Treatment

This option is not intended to qualify for “incentive stock option” treatment under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. You are urged to consult with your individual tax advisor prior to exercising this option. As a condition to the exercise of this option, you agree to notify the Company promptly upon the sale or other disposition of the shares of Common Stock you received upon exercise of this option.

15. Miscellaneous.

(a) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any option, (b) any shares issuable upon the exercise of any option, or (c) the sale of any shares issued upon exercise of any option, regardless of whether the Company in fact undertakes to register any of the foregoing.

(b) Severability. If any provision of this Option Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Option Agreement or part thereof, each of which shall remain in full force and effect.

(c) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

(d) Notices. All notices hereunder to the Company shall be delivered or mailed to the following address:

Authentidate Holding Corp.

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

Attention:    Chief Executive Officer

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

(e) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Signature page follows.

SIGNATURE PAGE TO OPTION CERTIFICATE

Sincerely yours,

AUTHENTIDATE HOLDING CORP.

By:
O’Connell Benjamin,
Chief Executive Officer and President

Corporate Seal

ATTEST:

William A. Marshall,
Chief Financial Officer

OPTION EXERCISE FORM

TO:	Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

The undersigned holder hereby irrevocably elects to exercise the right to purchase              shares of Common Stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name:

(please typewrite or print in block letters)

Address:

Dated:

Social Security No.:

Signature

STATE OF	)
COUNTY OF	) ss.

On this      day of             ,              before me personally came                      to me known and known to me to be the individual described in and who executed the foregoing instrument and (s)he acknowledged to me that (s)he executed the same.

Notary Public